For the semi-annual period ended September 30, 2015
File number 811-04710



     SUB-ITEM 77C
     Submission of Matters to a Vote of Security Holders


      An Annual Meeting of Stockholders was held on August 19, 2015. At such meeting the stockholders elected the entire slate of Class II Directors and one Class III Director and approved the amendment of Investment Objective to expand definition of equity securities.


1)   Election of Class II Directors:

                         Affirmative      Shares
                         votes cast      Withheld

Jessica M. Bibliowicz     7,704,561     1,411,945
David G.P. Scholfield     7,704,290     1,412,415
William G. Tung           7,703,470     1,413,235

     Class III Director:

                         Affirmative      Shares
                         votes cast      Withheld

Christopher Sykes         7,798,934     1,317,771


2) Amendment of investment objective to expand definition of equity securities:

                 Affirmative      Shares
                 votes cast      Withheld

                  7,337,598     1,726,960